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                                                                     EXHIBIT 4.5



                    AGREEMENT CONCERNING REGISTRATION RIGHTS

         This Agreement Concerning Registration Rights (the "Agreement") is entered into and made effective as of October 27, 2000 by and between HORNBECK-LEEVAC Marine Services, Inc., a Delaware corporation (the "Company"), SCF-IV, L.P., a Delaware limited partnership ("SCF"), JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP, a Delaware limited partnership, ("JEDI-II"), SUNDANCE ASSETS, L.P., a Delaware limited partnership, as successor-in-interest to Enron Capital Trade & Resources Corp. ("Sundance"), Todd M. Hornbeck, Troy A. Hornbeck (collectively, Todd and Troy Hornbeck are referred to as the "Hornbecks") and CARI INVESTMENT COMPANY, a Louisiana corporation ("Cari").

         WHEREAS, the Company and SCF are entering into that certain Registration Rights Agreement dated of even date herewith (the "2000 Agreement") that provides for demand registration rights and piggy-back registration rights on behalf of SCF and certain other persons; and

         WHEREAS, the Company, JEDI-II and Sundance are parties to that certain Registration Rights Agreement dated June 5, 1998 (the "1998 Agreement"), that provides for demand registration rights and piggy-back registration rights on behalf of JEDI-II and Sundance, respectively; and

         WHEREAS, the Company, the Hornbecks and Cari are parties to that certain Stockholders' Agreement dated June 5, 1997 (the "1997 Agreement," and together with the 1998 Agreement and the 2000 Agreement, the "RRAs"), that provides for demand registration rights and piggy-back registration rights on behalf of the Hornbecks and Cari and certain other persons; and

         WHEREAS, SCF, JEDI-II, Sundance, the Hornbecks and Cari (each individually a "Party," and collectively, the "Parties") desire to set forth certain agreements concerning their respective rights in the event the Company files a registration statement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

         1. Notwithstanding the terms and conditions contained in the individual RRAs, any Party electing to participate in a registration as described herein agrees to be bound by the terms and conditions of this Agreement; provided however, that nothing in this Agreement shall derogate from or modify the terms and conditions set forth in the Stockholders' and Warrantholders' Agreement dated June 5, 1998 among the Company and the other parties thereto.




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         2. If the Company proposes to file a registration statement under the
Securities Act of 1933, as amended, with respect to an offering by the Company for its own account, or in response to a demand by any of the Parties under any provision of the RRAs, of any class of equity security, including any securities convertible into or exchangeable for any equity security (other than a registration statement on Forms S-4 or S-8 (or their successor forms) or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders), then the Company shall in each case give written notice of such proposed filing to the Parties and other "Holders" of "Registrable Securities," as such terms are defined under each of the RRAs, at least twenty (20) days before the anticipated filing date, and such notice shall offer such Parties and other Holders the opportunity to register such number of Registrable Securities as each such Party or other Holder may request (a "Piggy-back Registration"). Upon notice from the Company to each of the Parties or other Holders, each Party or other Holder may request a Piggy-back Registration. In accordance with each of the RRAs, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Parties and other Holders of Registrable Securities requested to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Company or the Party who demanded registration under one of the RRAs. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers a written opinion to the Company and the Parties that the total amount of securities which the Company and the Parties and any other Holders intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount of Registrable Securities to be offered shall be reduced in accordance with Section 3 hereof.

         3. In the event of a registration initiated pursuant to the exercise of any demand registration rights, whether by a Party or a third party, then (i) any securities to be registered by any person or entity who is not a "Holder" under any RRA (other than the party exercising their demand rights) shall be reduced first, (ii) any securities to be registered by the Company shall then be reduced prior to effecting any reduction in the number of securities to be registered by the Parties and the other Holders and (iii) any further reduction required shall be made pro-rata among the Parties and the other Holders in proportion to the number of Registrable Securities for which they requested registration. In the event of a registration not initiated pursuant to the exercise of any demand registration rights (such as a Company-initiated registration or a "Company Registration" as contemplated by the 1997 Agreement and the 2000 Agreement) then (i) any securities to be offered by any person or entity other than a Party, any other Holder or the Company shall be reduced first, (ii) any further reduction required shall be made pro-rata among the Parties and the other Holders in proportion to the number of shares of Registrable Securities for which they requested registration, and (iii) any further reduction required shall be made with respect to the securities to be registered by the Company. The total amount of the reduction shall be the amount which the managing underwriter reasonably believes is necessary so as not to materially and adversely affect the success of the offering.

         4. Notwithstanding Section 3 hereof, if any RRA is modified in a manner that increases the number or kind of securities subject to registration, then with respect to the


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reductions to be effected among the Parties and the other Holders, such additional securities shall be the first to be excluded from registration when reductions are effected.

         5. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, the Company and those other Holders who elect to exercise any rights hereunder or to participate in any registration of Company securities and upon their respective heirs, legal representatives, successors and assigns, and is not intended to confer upon any other Person any right or remedies hereunder.

         6. This Agreement, together with the other agreements referenced herein, constitutes the entire agreement and supersedes all prior agreements, understandings, both written and oral, among the parties with respect to the subject matter hereof.

         7. Notwithstanding anything else in this Agreement, this Agreement will only become effective and binding on the parties hereto upon the closing of the sale by the Company of 8,150,944 shares of the Company's common stock to SCF as part of a private placement of up to $35,000,000 in common stock.










                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the Company and the Parties have executed this
Agreement as of the date first above written.

                        COMPANY:

                        HORNBECK-LEEVAC MARINE SERVICES, INC.,
                        a Delaware corporation


                        By: /s/ Christian G. Vaccari
                           ---------------------------------------------------
                                Christian G. Vaccari
                                Chief Executive Officer

                        SCF:

                        SCF-IV, L.P.,
                        a Delaware limited partnership

                        By:     SCF-IV, G.P., Limited Partnership,
                                its general partner

                                By:      L.E. Simmons & Associates
                                         Incorporated, its general partner


                                          By: /s/ Anthony F. DeLuca
                                             ---------------------------------
                                                  Anthony F. DeLuca
                                                  Managing Director

                        JEDI-II:

                        JOINT ENERGY DEVELOPMENT
                        INVESTMENTS II LIMITED PARTNERSHIP,
                        a Delaware limited partnership

                        By:     Enron Capital Management II Limited
                                Partnership, its general partner


                                By: /s/ Jesse E. Neyman
                                   ------------------------------------------
                                Name:   Jesse E. Neyman
                                Title:  Vice President





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

          [SIGNATURE PAGE TO AGREEMENT CONCERNING REGISTRATION RIGHTS]




                      SUNDANCE:

                      SUNDANCE ASSETS, L.P.,
                      a Delaware limited partnership, as successor-in-interest to Enron Capital Trade & Resources Corp.


                      By:   Ponderosa Assets, L.P., its General Partner

                             By: Enron Ponderosa Management Holdings, Inc., its General Partner


                                   By: /s/ Steven H. Pruett
                                       ----------------------------------------
                                   Name:   Steven H. Pruett
                                   Title:  Vice President

                      HORNBECKS:

                      /s/ Todd M. Hornbeck
                      ---------------------------------------------------------
                      Todd M. Hornbeck

                      /s/ Todd M. Hornbeck
                      ---------------------------------------------------------
                      Troy A. Hornbeck, by
                      Todd M. Hornbeck,
                      Attorney-in-Fact


                      CARI:

                      CARI INVESTMENT COMPANY,
                      a Louisiana corporation


                      By: /s/ Christian G. Vaccari
                         ------------------------------------------------------
                      Name:   Christian G. Vaccari
                      Title:  President



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